                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                            _____________________

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 or 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                            _____________________


                       DATE OF REPORT:  AUGUST 16, 1995

                            _____________________

                      HUNTINGTON BANCSHARES INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            _____________________


    Maryland                      0-2525                     31-0724920
-----------------          ---------------------        -----------------------
(STATE OR OTHER            (COMMISSION FILE NO.)         (IRS EMPLOYER
JURISDICTION OF                                          IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)
                            _____________________


                              Huntington Center
                             41 South High Street
                             Columbus, Ohio 43287
                                (614) 480-8300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                     INCLUDING AREA CODE OF REGISTRANT'S
                         PRINCIPAL EXECUTIVE OFFICES)


                            _____________________
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ITEM  5.  OTHER EVENTS.

        On August 16, 1995, the Board of Directors of Huntington Bancshares Incorporated ("Huntington") authorized Huntington to enter into Amendment No. 1 (the "Amendment") to the Rights Agreement (the "Rights Plan"), dated as of February 22, 1990, between Huntington and The Huntington Trust Company, N.A., as Rights Agent. Prior to the Amendment, the rights under the Rights Plan became exercisable when a person or group either (i) acquired or obtained the right to acquire, or (ii) commenced a tender or exchange offer which would result in that person or group acquiring, beneficial ownership of 20% or more of the outstanding common stock of Huntington. The Amendment reduces the triggering threshold upon which the rights become exercisable from 20% to 10%.

        The Amendment also establishes the purchase price of each right at $80 as of the effective date of the Amendment, and extends the expiration date of the Rights Agreement for ten years to August 16, 2005.

        The Preferred Stock Purchase Rights were registered under Section 12(b) of the Securities Exchange Act of 1934 pursuant to a Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 22, 1990, which Registration Statement is incorporated herein by reference.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits.

        4 (a) -- Rights Agreement, dated as of February 22, 1990, between Huntington Bancshares Incorporated and The Huntington Trust Company, National Association -- previously filed as Exhibit 1 to Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 22, 1990, and incorporated herein by reference.

        4 (b) -- Amendment No. 1 to Rights Agreement, dated as of August 16, 1995, between Huntington Bancshares Incorporated and The Huntington Trust Company, National Association.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HUNTINGTON BANCSHARES INCORPORATED


Date:    August 25, 1995        By:   /s/ Ralph K. Frasier
                                    ------------------------------------------
                                      Ralph K. Frasier, General Counsel and
                                      Secretary